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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
EPIX MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPIX MEDICAL, INC.
71 Rogers Street
Cambridge, Massachusetts 02142

        May 15, 2002

Dear Stockholder,

        You are cordially invited to attend the 2002 Annual Meeting (the "Meeting") of Stockholders of EPIX Medical, Inc. (the "Company") to be held at 10:00 a.m. on Wednesday, June 12, 2002 at the offices of EPIX Medical, Inc. located at 161 First Street, Cambridge, Massachusetts.

        At the annual meeting, two people who have been nominated by the Company's board of directors (the "Board of Directors") will seek to be re-elected to the Board of Directors. The Company will seek stockholder approval of an increase in the aggregate number of shares for which stock options may be awarded under the Company's Amended and Restated 1992 Equity Incentive Plan. The Board of Directors recommends the approval of both of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        We hope you will be able to attend the annual meeting. Whether you plan to attend or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

                      Sincerely,
                       MICHAEL D. WEBB
                      Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

EPIX MEDICAL, INC.
71 Rogers Street
Cambridge, Massachusetts 02142
(617) 250-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2002

To the Stockholders of EPIX Medical, Inc.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders of EPIX Medical, Inc., a Delaware corporation, will be held on June 12, 2002, at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, to consider and act upon the following matters:

1.
To re-elect Christopher F.O. Gabrieli and Michael D. Webb as members of the Board of Directors to serve for a term ending in 2005 and until their respective successors are duly elected and qualified.

2.
To consider and act upon a proposal to increase by 500,000 shares the aggregate number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), for which stock options may be granted under the Company's Amended and Restated 1992 Equity Incentive Plan.

3.
To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only stockholders of record at the close of business on April 15, 2002 will be entitled to vote at the meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                      By order of the Board of Directors,
                       MICHAEL D. WEBB
                       Secretary

Cambridge, Massachusetts
May 15, 2002

EPIX MEDICAL, INC.
71 Rogers Street
Cambridge, Massachusetts 02142
(617) 250-6000

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the board of directors of EPIX Medical, Inc. ("EPIX" or the "Company") for use at the Company's 2002 Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, June 12, 2002 at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, and at any adjournments thereof.

        When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the board of directors (the "Board of Directors"). Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Company's Secretary at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

        This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all of the Company's stockholders entitled to notice of and to vote at the Meeting on or about May 15, 2002.

        The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed with this Proxy statement, but does not constitute a part hereof.

VOTING SECURITIES AND VOTES REQUIRED

        Holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of record on the Company's books at the close of business on April 15, 2002, the record date, are entitled to notice of and to vote at the Meeting. On the record date, there were 16,965,052 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

        The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and our Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election of directors. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

        The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the meeting is required to approve an amendment to the Company's Amended and Restated 1992 Equity Incentive Plan (the "Equity Plan") to increase the number of authorized shares of Common Stock that may be issued under such Equity Plan. Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the vote. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 2002 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock outstanding, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each of the Company's directors, and (iv) all of the Company's current directors and executive officers as a group:

	Shares of Common Stock Beneficially Owned(1)
	Shares	Percent
T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, MD 21202	1,467,833	8.68%
Bessemer Venture Partners III L.P. and certain related persons (3) Bessemer Venture Partners 1400 Old Country Road Suite 407 Westbury, NY 11590	1,407,278	8.32%
Schering Berlin Venture Corporation (4) c/o Schering Berlin, Inc. 340 Changebridge Rd, PO Box 1000 Montville, NJ 07045	1,112,075	6.57%
Michael D. Webb (5)	478,466	2.83%
Stephen C. Knight, M.D. (6)	129,779	*
Randall B. Lauffer, Ph.D. (7)	458,822	2.71%
Alan Carpenter, Ph.D. (8)	40,000	*
James E. Smith, Ph.D. (9)	102,332	*
Robert Weisskoff, Ph.D. (10)	18,849	*
Christopher F.O. Gabrieli (11)	1,481,952	8.76%
Stanley T. Crooke, M.D., Ph.D. (12)	70,401	*
Peter Wirth	—	*
All current executive officers and directors as a group (12 persons) (13)	2,987,843	17.66%

*
Indicates less than 1%.

(1)
In accordance with the Securities and Exchange Commission (the "Commission") rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after April 1, 2002 through the exercise of any stock option or warrant. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock set forth opposite their names. Percentage of beneficial ownership is based on 16,920,151 shares of Common Stock outstanding as of April 1, 2002.

(2)
This information was provided to the Company by T. Rowe Price Associates, Inc.

(3)
This information was obtained from a Schedule 13G/A, dated February 14, 2002, filed with the Commission by Bessemer Venture Partners III L.P., its general partner, Deer III & Co. LLC and the members of Deer III & Co. LLC. The shares beneficially held by Bessemer Venture Partners III L.P. include holdings of Bessemer Securities Corporation ("BSC"), which holds a total of 58,146 shares of Common Stock under the special situations investment plan of BSC, which provides that Bessemer Venture Partners III L.P. has voting and investment control with respect to such shares. Does not include 58,597 shares held by members of Deer III & Co. LLC. and persons associated with such members of Deer III & Co LLC.

(4)
This information is based on information provided to the Company and on information obtained from a Schedule 13D filed by Schering Berlin Venture Corporation, Schering Berlin, Inc. and Schering Aktiengesellschaft dated June 20, 2000 and filed with the Securities and Exchange Commission.

(5)
Includes 2,500 shares held by Mr. Webb's wife as to which Mr. Webb disclaims beneficial ownership, 181,000 shares of restricted stock and 246,300 shares subject to options exercisable within the 60-day period following April 1, 2002.

(6)
Consists of 129,779 shares subject to options exercisable within the 60-day period following April 1, 2002.

(7)
Includes 44,000 shares subject to options exercisable within the 60-day period following April 1, 2002.

(8)
Consists of 40,000 shares subject to options exercisable within the 60-day period following April 1, 2002.

(9)
Includes 16,666 shares subject to options exercisable within the 60-day period following April 1, 2002.

(10)
Consists of 18,489 shares subject to options exercisable within the 60-day period following April 1, 2002.

(11)
See footnote (3) above. Mr. Gabrieli, a general partner of Deer III & Co. LLC, disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein or with respect to shares held in his name. Includes 25,000 shares subject to options exercisable within the 60-day period following April 1, 2002.

(12)
Consists of 70,401 shares subject to options exercisable within the 60-day period following April 1, 2002.

(13)
See footnotes (3) and (5) through (12) above. Includes 731,159 shares subject to options exercisable within the 60-day period following April 1, 2002.

MANAGEMENT

Board of Directors

        In accordance with Section 2 of Article II of the By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five members, classified into three classes as follows: Peter Wirth and Randall B. Lauffer, Ph.D. constitute a class with a term ending in 2003 (the "Class I directors"); Stanley T. Crooke, M.D., Ph.D. constitutes a class with a term ending in 2004 (the "Class II director"), and Christopher F.O. Gabrieli and Michael D. Webb constitute a class with a term ending in 2002 (the

"Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted to set the size of the Board of Directors at five and to nominate Christopher F.O. Gabrieli and Michael D. Webb for election at the Meeting for a term of three years, to serve until the 2005 annual meeting of stockholders, and until their respective successors have been duly elected and qualified. The Class I directors (Peter Wirth and Randall B. Lauffer, Ph.D.) and the Class II director (Stanley T. Crooke, M.D., Ph.D.) will serve until the annual meeting of stockholders to be held in 2003 and 2004, respectively, and until their respective successors have been duly elected and qualified.

        Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Christopher F.O. Gabrieli	42	Chairman of the Board
Stanley T. Crooke, M.D., Ph.D.	56	Director
Peter Wirth	51	Director
Randall B. Lauffer, Ph.D.	44	Chief Scientific Officer and Director
Michael D. Webb	43	Chief Executive Officer and Director

Christopher F.O. Gabrieli
Chairman of the Board

        Mr. Gabrieli has been a Director at the Company since 1994, and he is our Chairman of the Board. Since September 1986, Mr. Gabrieli has been a General Partner at Deer II & Co. LLC, Deer III & Co. LLC and Deer IV & Co. LLC, the General Partners of Bessemer Venture Partners II L.P., Bessemer Venture Partners III L.P. and Bessemer Venture Partners IV L.P., affiliated venture capital partnerships, where he is responsible for the firm's venture capital investment activities in healthcare and life sciences. He is a director of Isis Pharmaceuticals, Inc., where he was a co-founder, and several privately held health care companies.

Stanley T. Crooke, M.D., Ph.D.
Director

        Dr. Crooke has been a Director at the Company since 1996. Dr. Crooke is the Founder, Chairman and Chief Executive Officer of Isis Pharmaceuticals Inc., a pharmaceuticals company founded in 1989. Dr. Crooke serves on the boards of directors of Antisense Therapeutics Limited, Applied Molecular Evolutions, Idun Pharmaceuticals, Inc. and Axon Instruments, Inc.

Peter Wirth, Esq.
Director

        Mr. Wirth has been a Director at the Company since August 2001. Mr. Wirth is also currently an Executive Vice President and the Chief Legal Officer of Genzyme Corporation in Cambridge, MA,

where he has senior management responsibility for the legal and corporate development functions and for the Genzyme Molecular Oncology business unit. Prior to joining Genzyme in 1996, he was a partner at the law firm of Palmer & Dodge, LLP in Boston and he remains Of Counsel to Palmer & Dodge.

Michael D. Webb
Chief Executive Officer

        Mr. Webb has been a Director at the Company since 1994 and has served as the Company's Chief Executive Officer since December 1994 and the Company's Secretary since November 1996. Mr. Webb worked for Ciba-Corning Diagnostics, a medical instrument company, from April 1989 to December 1994, most recently as Senior Vice President, Worldwide Marketing and Strategic Planning. From 1984 to 1989, Mr. Webb was a senior consultant at Booz-Allen & Hamilton, Inc., specializing in healthcare and life sciences. Mr. Webb holds a Bachelors degree in Biochemistry from the University of Kansas and an MA in International Relations from Sussex University in the UK. He also has an M.B.A. in Marketing and Finance from the Kellogg Graduate School of Management at Northwestern University.

Randall B. Lauffer, Ph.D.
Chief Scientific Officer

        Dr. Lauffer has been a Director at the Company since 1988 and is the Company's Chief Scientific Officer. Dr. Lauffer founded the Company in November 1988 and served as Chief Executive Officer until December 1994 and as Chairman until October 1996. From November 1983 to March 1992, Dr. Lauffer was a member of the faculty of Harvard Medical School, serving most recently as Assistant Professor of Radiology from 1987 to 1992. During this time he was also Director of the NMR Contrast Media Laboratory at MGH as well as an NIH Postdoctoral Fellow and an NIH New Investigator. Dr. Lauffer is the primary inventor of the Company's core technology and is the originator of several types of MRI technology, including hepatobiliary (liver-enhancing) agents, vascular agents, tissue blood flow agents, and strategies to increase the magnetic efficiency of MRI agents in the body. He has written over 50 scientific publications and two books, and is named on several U.S. patents. Dr. Lauffer holds a Ph.D. degree in inorganic chemistry from Cornell University.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    During the year ended December 31, 2001, the Board held six meetings. Each meeting was attended by all directors except for one meeting when one director was not in attendance. All of the directors attended each meeting of the committee of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law in lieu of a meeting.

        Audit Committee.    The Audit Committee, which met four times during fiscal 2001, has three members, Mr. Gabrieli (Chairman), Dr. Crooke and Mr. Wirth. The Audit Committee reviews the engagement of the Company's independent auditors, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please see also the report of the Audit Committee set forth on page 15 of this Proxy Statement.

        Compensation Committee.    The Compensation Committee, which met once during the year ended December 31, 2001, has three members, Mr. Gabrieli (Chairman), Dr. Crooke and Mr. Wirth. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation polices, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that polices, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's equity incentive, stock option and stock purchase plans as specified below. Please see also the report of the Compensation Committee set forth on page 12 of this Proxy Statement.

        Nominating Committee.    The Company does not have a standing Nominating Committee.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee currently consists of Dr. Crooke, Mr. Wirth and Mr. Gabrieli. Mr. Gabrieli is a General Partner of Deer III & Co., the General Partner of Bessemer Venture Partners III L.P., one of the Company's principal stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

Director Compensation

        The Company pays each non-employee director an annual fee of $15,000 for service as a director of the Company. In addition, non-employee directors are eligible to participate in the Company's Equity Plan. There are currently 100,000 shares of Common Stock reserved for issuance under the Amended and Restated 1996 Director Stock Option Plan (the "Director Plan"). Upon the election or reelection of a non-employee director, such director is automatically granted an option to purchase 25,000 shares of Common Stock. Such options become exercisable with respect to 8,333 shares on each anniversary date of grant for a period of three years, provided that the optionee is still a director of the Company at the opening of business of such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately proceeding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both. Options to purchase shares each were granted under this formula to Mr. Wirth and Dr. Crooke during fiscal year 2001. Options granted to Mr. Webb and Dr. Lauffer are reported under "Executive Compensation—Option Grants in Last Fiscal Year."

Compensation and Other Information Concerning Executive Officers

Executive Officers

        The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. The executive officers serve at the pleasure of the Board of Directors.

Pamela E. Carey
Vice President of Finance and Administration and Chief Financial Officer

        Ms. Carey, 43, has served as the Company's Vice President of Finance and Administration and Chief Financial Officer since July 2000. She also previously served as the Company's Director of Finance and Treasurer from June 1998 to June 2000. Prior to joining EPIX, Ms. Carey was in private practice, where she served as a consultant to several life science and technology companies, including

Biogen, Inc. From July 1992 to March 1994, she was Director of Finance at Intellution, Inc. and from February 1989 to June 1992, she was Corporate Controller at Genetics Institute, Inc. Ms. Carey also served as Corporate Controller of ISI Systems, Inc. from June 1987 to January 1989 and as Audit Manager at Arthur Young Co., where she worked from 1980 to 1987. Ms. Carey is a certified public accountant and holds a B.S. degree in accounting from Canisius College.

Alan P. Carpenter, Jr., Ph.D., J.D.
Executive Vice President, Research and Development

        Dr. Carpenter, 49, joined the Company in February 2001 with over 20 years of experience in the medical imaging pharmaceutical industry. Dr. Carpenter worked with New England Nuclear, E.I. duPont and DuPont Pharmaceuticals in several Research and Development, Clinical, Project Management and Business Development positions; including 5 years as Vice President of Research and Development for the Medical Imaging Division. Dr. Carpenter is an inventor on several patents and patent applications relating to a variety of imaging agents, including those covering various aspects of Cardiolite & Mac 226; the leading myocardial perfusion imaging agent, as well as Definity & Mac 226; an ultrasound contrast imaging agent recently approved by the FDA. Dr. Carpenter received his Ph.D. in Analytical Chemistry from the University of Massachusetts at Amherst in 1978 and his J.D. from the Massachusetts School of Law in 1995 and is a registered patent attorney with the USPTO.

Susan Flint
Vice President, Regulatory Affairs and Clinical Operations

        Ms. Flint, 50, joined the Company in April 1995 as Vice President of Regulatory Affairs with over twenty years experience in regulatory submissions and clinical trials. She was a regulatory affairs/clinical research consultant to various companies, including EPIX, from April 1993 to April 1995. Ms. Flint previously held the position of Director of Clinical Trials at Advanced Magnetics, Inc. from February 1989 to March 1993 and Director of Regulatory Affairs at Du Pont Pharmaceutical Company from June 1975 to January 1989. She has filed a number of applications for INDs and ten NDAs, along with several medical device applications. Ms. Flint is certified by both the Regulatory Affairs Professional Society and the Association of Clinical Research Professionals. She received her MS in pharmacology from Northeastern University.

Stephen C. Knight, M.D.
President and Chief Operating Officer

        Dr. Knight, 42, joined the Company in July 1996, as Vice President of Business Development and was later promoted to Senior Vice President of Finance and Business Development. In July 1998, Dr. Knight assumed the role of Chief Financial Officer. In November 1999, he was named President and Chief Operating Officer of EPIX. From April 1991 to June 1996, Dr. Knight was a senior consultant with Arthur D. Little, specializing in biotechnology, pharmaceuticals and valuation. Dr. Knight was also a consultant at APM, Inc., a consulting company. Prior to 1990, Dr. Knight performed research at AT&T Bell Laboratories, the National Institute of Neurological and Communicative Diseases and Stroke, and at Yale University. He serves on the board of directors of Pharmos, Inc. Dr. Knight holds an M.D. from the Yale University School of Medicine and an M.B.A.

degree from the Yale School of Organization and Management. Dr. Knight is the Chairman of Veritas Medicine, Inc., where he was co-founder.

Gregg Mayer
Vice President, Strategic Marketing and Corporate Communications

        Mr. Mayer, 45, joined the Company as Vice President of Marketing in April 1998 with 14 years of in-vitro diagnostics experience, adding his roles as MS-325 Business Manager and Corporate Communications thereafter. At Chiron Diagnostics from May 1992 until joining EPIX, Mr. Mayer was most recently Director of US Marketing, Immunodiagnostics and managed strategies for automated laboratory systems and immunoassays. As Worldwide Marketing Manager, Immunodiagnostics, Mr. Mayer directed strategic development priorities for cardiovascular disease, endocrine disorders, bone disease and therapeutic drug monitoring, bringing more than 30 products through the development pipeline. At Abbott Diagnostics from 1984 to 1992, Mr. Mayer started his healthcare career in sales and was global Senior Product Manager for transplant immunosuppression and therapeutic drug monitoring products. Mr. Mayer earned an M.B.A. in marketing, international business and finance from the JL Kellogg Graduate School of Management at Northwestern University.

Robert Weisskoff, Ph.D.
Vice President of Business Development and Head of Imaging

        A consultant for Epix since 1996, Dr. Weisskoff, 39, joined the Company full time as Senior Director of Imaging Development in October 1998. In September 2000, he was promoted to Vice President of Business Development and Head of Imaging. Prior to joining EPIX, Dr. Weiskoff spent eight years at Massachusetts General Hospital, and was the Associate Director of the MGH-NMR Center and Associate Professor of Radiology at Harvard Medical School. From 1988-1990, Dr. Weisskoff led the technology development for ultra-high speed MRI for the first commercial Echo Planar scanner at Advanced NMR Systems. Dr. Weisskoff holds an A.B. in Physics from Harvard, a Ph.D. in Physics from MIT, and an M.B.A from Columbia University.

        The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of our executive officers.

        The following table sets forth certain compensation information for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were employed at the Company at the end of 2001 (together, the "Named Executive Officers") for services rendered to the Company in all capacities during the three years ended December 31, 2001. The Company is also required to include James E. Smith as a named executive officer due to the level of compensation he received during fiscal year 2001. He was no longer considered an executive officer of the Company as of September 30, 2001.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)(1)		Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)
Michael D. Webb Chief Executive Officer and Secretary	2001 2000 1999	$282,832 263,100 236,800	$106,062 110,500 71,040		— — —		70,000 250,000 50,000	$5,950 5,650 5,650	(2) (3) (3)
Stephen C. Knight, M.D. President and Chief Operating Officer	2001 2000 1999	265,887 247,300 235,000	83,090 86,600 58,700		— — —		55,000 — 240,000	3,476 4,800 4,800	(4) (4) (4)
Randall B. Lauffer, Ph.D. Chief Scientific Officer	2001 2000 1999	215,878 200,800 189,500	43,176 50,200 45,500		— — —		40,000 — 20,000	6,320 6,020 6,020	(5) (6) (6)
Alan Carpenter, Ph.D. Executive Vice President, Research and Development	2001 2000 1999	198,846 — —	91,750 — —	(7)	— — —		200,000 — —	3,159 — —	(4)
Robert Weisskoff Vice President of Business Development, Head of Imaging	2001 2000 1999	188,125 175,000 152,220	48,913 49,000 30,444		— — —		35,000 22,188 20,000	5,100 3,144 2,860	(4) (4) (4)
James E. Smith, Ph.D. Executive Vice President, Research and Development	2001 2000 1999	174,605 223,900 211,200	14,812 67,200 63,800		$46,767 69,980 67,196	(8) (8) (8)	— — —	5,085 4,800 4,800	(4) (4) (4)

(1)
Bonuses were earned in the year indicated and are generally paid in the subsequent year.

(2)
Consists of matching 401(k) contributions ($5,100) and life insurance premiums paid by us on behalf of Mr. Webb on a policy for the benefit of Mr. Webb ($850).

(3)
Consists of matching 401(k) contributions ($4,800) and life insurance premiums paid by us on behalf of Mr. Webb on a policy for the benefit of Mr. Webb ($850).

(4)
Consists of matching 401(k) contributions.

(5)
Consists of life insurance premiums paid by us on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer ($1,220) and matching 401(k) contributions ($5,100).

(6)
Consists of life insurance premiums paid by us on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer ($1,220) and matching 401(k) contributions ($4,800).

(7)
Includes a sign on bonus of ($33,000).

(8)
Consists of housing expenses reimbursed to Dr. Smith in connection with his maintaining a residence within close proximity to the Company's offices.

Option Grants in Last Fiscal Year

        The following table sets forth grants of stock options pursuant to the Company's Equity Plan granted during the fiscal year ended December 31, 2001 to the Named Executive Officers.

			Individual grants(1)
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year(%)
Name				Exercise or Base Price ($/share)	Expiration Date
						5%($)	10%($)
Michael D. Webb	70,000	(3)	6.59%	$8.50	1/2/11	$374,192	$948,277
Stephen C. Knight, Ph.D.	55,000	(3)	5.18%	8.50	1/2/11	294,008	745,075
Randall B. Lauffer, Ph.D.	40,000	(3)	3.77%	8.50	1/2/11	213,824	541,872
Alan Carpenter, Ph.D.	200,000	(4)	18.84%	8.78	2/22/11	1,104,339	2,798,612
Robert Weisskoff, Ph.D.	35,000	(3)	3.30%	8.50	1/2/11	187,096	474,138
James E. Smith, Ph.D.	—		—	—	—	—	—

(1)
Stock options were granted under the Company's Equity Plan at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant. The options are not transferable except by will or by laws of descent and distribution. The post-termination exercise period for exercisable options is generally three months. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Board may provide upon written notice to each option holder, that each outstanding option will terminate not less than twenty (20) days after the date of such notice unless exercised prior to such time. The Board, may, in connection with such notice and in its discretion, accelerate or waive any deferred exercise period.

(2)
The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercise will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

(3)
The options vest in five equal annual installments beginning on January 2, 2001.

(4)
The option vests in five equal annual installments beginning on February 22, 2001.

Aggregated Options Exercised in Last Year and Fiscal Year-End Option Values

        The following table provides information regarding the exercises of options by each of the Named Executive Officers during the 2001 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1) Exercisable/Unexercisable
Michael D. Webb	—	—	182,400/424,334	$1,642,663/$1,960,479
Stephen C. Knight, M.D.	—	—	173,779/226,000	1,638,296/1,783,290
Randall B. Lauffer, Ph.D.	—	—	36,000/52,000	225,440/337,080
Alan Carpenter, Ph.D.	—	—	0/200,000	0/1,101,800
Robert Weisskoff, Ph.D.	—	—	36,052/84,751	277,879/497,447
James E. Smith, Ph.D.	24,500	$169,050	43,015/44,667	505,450/305,790

(1)
Based on the difference between the fair market value of the underlying shares of Common Stock on December 31, 2001 at $14.29 a share and the option exercise price.

Comparative Stock Performance Graph

        The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on January 30, 1997 (the first trading day for the Company's Common Stock) and ending on December 31, 2001 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Market Index (U.S.) and the Nasdaq Pharmaceutical Stock Index during such period. The Company has not paid any dividends on its Common Stock, and no dividends are included in the representation of the company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date thereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	1/30/97	1997	1998	1999	2000	2001
EPIX Medical, Inc.	$100.00	$185.71	$133.04	$142.86	$119.64	$200.56
Nasdaq Stock Market (U.S.)	$100.00	$114.33	$161.23	$299.63	$180.28	$139.15
Nasdaq Pharmaceutical Stock Index	$100.00	$95.31	$121.33	$228.04	$283.65	$240.96

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee"), consists of Mr. Christopher F.O. Gabrieli and Dr. Stanley T. Crooke who are both independent, non-employee directors. As of August 2001, Mr. Peter Wirth joined the Committee as an independent, non-employee director responsible for the administration of the Company's compensation program for the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table on page 9. The Company's compensation programs are designed to provide a competitive level of total compensation, which, at the Company's present stage of development, is heavily weighted toward equity incentive compensation linked to the Company's performance. This program includes base salary and both annual and long-term incentive compensation.

Compensation Philosophy

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows:

  •
  attract, motivate and retain high caliber individuals who are responsible for leading the Company in achieving or exceeding corporation goals and to increase total return to stockholders;

  •
  provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term corporate performance;

  •
  align the financial interests of the management team with the Company's financial interests and those of our stockholders; and

  •
  emphasize reward for performance at the individual, team and corporate levels.

Base Salary

        Each fiscal year, the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer.

        In general, the Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions to the Company's leadership. For 2001, the Chief Executive Officer's base salary was increased to $282,832 from $263,100. For 2002, the Committee has approved a 6.0% base salary increase to $299,802 for the Chief Executive Officer.

        The Company achieved several milestones in 2001, including: substantial progress in advancing our product candidate, MS-325, toward FDA approval, completed enrollment in the Company's first Phase III clinical trial designed to determine the efficacy of MS-325-enhanced MRA for the detection of aortoiliac occlusive disease, released results from an MS-325 Phase II clinical trial which was completed in June, agreed with the FDA to expand MS-325's target indication to a broad peripheral vascular disease indication from the Company's prior target indication of only aortoiliac occlusive disease, and successful settlement of a longstanding patent dispute with Bracco Imaging S.p.A.. In recognition of the Chief Executive Officer's leadership in the achievement of these corporate milestones and his contributions to the Company, the Chief Executive Officer was awarded a bonus in the amount of $106,062, 37.5% of his 2001's annual salary.

Annual Bonus

        Beginning in 1998, the Company started a formal short-term incentive plan. The Company's executive officers are eligible for an annual cash bonus, which is based primarily on corporate achievements and individual performance objectives that are established at the beginning of each year. The targeted bonus level for the Chief Executive Officer is 30% of annual salary. After the completion of the year, the Committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded and individual contributions to the Company's overall performance.

Equity-Based Long-Term Incentive Compensation

        Long-term incentives for the Company's employees are provided through stock option grants under the Equity Plan, which are generally provided through initial stock option grants at the date of hire, and periodic additional grants. The option grants are intended to motivate the executive officers to improve the Company's long-term performance and to align the financial interests of the management team with the Company's financial interests and those of the Company's stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events as determined by the Committee. In 2001, the Chief Executive Officer received an option to purchase 70,000 shares of Common Stock.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallowed a tax deduction to public companies for certain compensation in excess of $1 million paid to each of the Company's CEO and its other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company, because of the current and anticipated compensation levels of its executive officers and CEO. However, the Compensation Committee intends to periodically review the potential consequences of Section 162(m) and may structure the annual cash incentive awards under the Company's Annual Incentive Plant to comply with certain exemptions provided in Section 162(m) for certain performance-based compensation. The Company's Equity Plan is currently structured to comply with such exemptions so that stock options and other awards under such plan to its executive officers will be tax deductible under Section 162(m).

        The Compensation Committee reserves the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulation issued thereunder, notwithstanding the Company's efforts, compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) may not, in fact, do so.

                      Submitted by the EPIX Medical, Inc.
                      Compensation Committee of the Board of Directors for the Year Ended
                      December 31, 2001:
                       STANLEY T. CROOKE
                      PETER WIRTH
                      CHRISTOPHER F.O. GABRIELI

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq National Market, has furnished the following report:

        The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which was included in the Company's Proxy Statement for the 2001 annual meeting as Appendix A. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. Management is responsible for overseeing the Company's internal controls and the financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for year ended December 31, 2001, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and Ernst & Young LLP, the Company's independent auditors;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee of the Company's Board of Directors for the Year Ended December 31, 2001:
                       STANLEY T. CROOKE
                      PETER WIRTH
                      CHRISTOPHER F.O. GABRIELI

PROPOSAL 1:

ELECTION OF DIRECTORS

General

        The Company's By-laws provide for a classified Board of Directors. The Board of Directors currently consists of five members, classified into three classes as follows: Peter Wirth and Randall B. Lauffer, Ph.D. constitute a class with a term ending in 2003 (the "Class I directors"); Stanley T. Crooke, M.D., Ph.D. constitutes a class with a term ending in 2004 (the "Class II director"); and Christopher F.O. Gabrieli and Michael D. Webb constitute a class with a term that expires at the upcoming Meeting (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted (i) to set the size of the Board of Directors at five and (ii) to nominate Messrs. Christopher F.O. Gabrieli and Michael D. Webb for election at the Meeting for a term of three years to serve until the 2005 annual meeting of stockholders, and until their respective successors have been duly elected and qualified. The Class I directors (Peter Wirth and Randall B. Lauffer, Ph.D.) and the Class II director (Stanley T. Crooke, M.D., Ph.D.) will serve until the annual meetings of stockholders to be held in 2003 and 2004, respectively, and until their respective successors have been duly elected and qualified. In the event that a vacancy occurs during the year, the Board of Directors may fill such vacancy for the remainder of the full term.

Vote Required

        Unless authority to vote for the nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of such nominee. In the event that the nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in the nominee's place. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

        A plurality of the votes properly cast at the Meeting is required to each nominee as a director.

Board Recommendation

        The Board of Directors recommends the election of Messrs. Christopher F.O. Gabrieli and Michael D. Webb as directors, and proxies solicited by the Board of Directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2:

AMENDMENT TO AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

General

        The Company adopted the Equity Plan in July 1992. The Equity Plan has subsequently been amended and restated, and the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 5,099,901 shares (including shares subject to options already granted and shares issued pursuant to options already exercised). The Equity Plan is designed to provide the Company with flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain our key employees and consultants and to enable them to participate in our long-term growth. A copy of the Equity Plan is attached to this Proxy Statement as Appendix A.

Amendment

        In February 2002, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 500,000 shares resulting in an aggregate increase to 5,599,901 shares available thereunder subject to adjustment for stock-splits and similar capital changes. This amendment is being submitted for stockholder approval at the Meeting to ensure continued qualification of the Equity Plan under Nasdaq National Market Rules. The Board believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees and consultants whose services are considered essential to the Company's future progress, to encourage such employees' and consultants' ownership of the Company and to provide them with an incentive to remain as the Company's employees and consultants.

Administration and Eligibility

        The purpose of the Equity Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The EquityPlan is administered by the Compensation Committee. Subject to the provisions of the Equity Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Equity Plan. All employees, directors and consultants of the Company and its affiliates (approximately 94 people) are eligible to participate in the Equity Plan. The Compensation Committee has adopted guidelines for the number of options awarded to each of the Company's new employees, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations the Compensation Committee may delegate to one or more of the Company's executive officers the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has authorized the Chief Executive Officer to grant options to purchase up to 20,000 shares of Common Stock each to such participants. In order to comply with the requirements of Rule 16b-3 under the Exchange Act, grants of awards made in 2001 under the Equity Plan to participants who are subject to Section 16 of the Exchange Act are made by the entire Board of Directors.

        Options granted under the Equity Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. Incentive stock options may be granted under the Equity Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option Equity Plan of the Company may not exceed $100,000. Incentive stock options granted under the

Equity Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Incentive stock options granted under the Equity Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Equity Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        An incentive stock option granted under the Equity Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Equity Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Equity Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the Equity Plan (the "Successor Board"), shall, as to outstanding options under the Equity Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Equity Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

        The Equity Plan may be amended by the stockholders of the Company. The Equity Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such stockholder approval.

        As of April 15, 2002, approximately 94 employees were eligible to participate in the Equity Plan. The closing price of our Common Stock, as reported on the Nasdaq National Market on April 15, 2002, was $13.79.

Equity Plan Activity

        As of April 15, 2002, options to purchase an aggregate of 5,361,479 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 551,427 shares had been canceled. Options to purchase 1,256,591 shares have been exercised as of such date and 289,849 shares remain available for the granting of awards under the Equity Plan. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

Federal Income Tax Consequences Relating to Stock Options

        Incentive Stock Options.    An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant and within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Nonstatutory Stock Options.    The optionee realizes no income at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendment to the Equity Plan.

Board Recommendation

        Our Board of Directors believes that the amendment to the Equity Plan is in the best interest of the Company and that of our stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

        Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2001 the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements, except Randall B. Lauffer, one of the Company's executive officers and directors, filed a Form 5 reporting the sale of an aggregate of 27,000 shares of common stock for which a Form 4 was due on January 10, 2002; and Robert Weisskoff, one of the Company's executive officers filed a Form 3 in December 2001, reporting his election as an executive officer, for which a Form 3 was due on May 10, 2001.

INFORMATION CONCERNING AUDITORS

        The firm of Ernst & Young LLP, independent auditors, audited the Company's financial statements for the year ended December 31, 2001. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

        The Company paid Ernst & Young LLP a total of $104,100 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year. During the Company's fiscal year ending December 31, 2001, the Company paid Ernst & Young LLP a total of $14,650 for the provision of other audit related services and assistance with filings made with the Commission and $23,320 for the provision of tax related services and assistance.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than

December 27, 2002. Proposals should be sent to the attention of the Secretary at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

        The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to our Secretary not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

EXPENSES OF SOLICITATION

        The Company will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. Proxies may be solicited by the Company's directors, officers or regular employees by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

OTHER MATTERS

        The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters that are not known to the directors at the date of printing hereof and that may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

        The Annual Report to Stockholders for the year ended December 31, 2001 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

        Only one Proxy Statement and one Annual Report to Stockholders is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report to Stockholders to a stockholder at a shared address to which a single copy of the documents was delivered. If a stockholder wishes to receive a separate copy of the Proxy Statement and Annual Report to Stockholders or if stockholders sharing an address are receiving multiple copies and wish to receive only one, notification may be made to the following:

        Name: Sydney Barrett, Investor Relations
Address: 71 Rogers Street, Cambridge, MA 02142
Telephone number: 617-250-6012
Fax number: 617-250-6031

        Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

Cambridge, Massachusetts
May 15, 2001

        The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company is available on the Internet at www.epixmed.com and is available in paper form to beneficial owners of the Company's Common Stock without charge upon written request to Attention: The Chief Executive Officer, EPIX Medical, Inc., 71 Rogers Street, Cambridge, Massachusetts 02142.

APPENDIX A

EPIX MEDICAL, INC.

Amended and Restated 1992 Equity Incentive Plan

Section 1. Purpose

        The purpose of the EPIX Medical, Inc. Amended and Restated 1992 Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

        "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

        "Company" means EPIX Medical, Inc.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

        "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6, which is not intended to be an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

        "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

        "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

        "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

        "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

        "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3. Administration

        The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan, as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. Eligibility

        All employees (including part-time employees), and in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

  (a)
  Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 5,099,901 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b)
  In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

  (c)
  Subject to adjustment under subsection (b), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 300,000 shares of Common Stock.

Section 6. Stock Options

  (a)
  General.

  (i)
  Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. See subsection (b) below.

  (ii)
  The Committee shall establish the option price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

  (iii)
  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

  (iv)
  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, or by retaining shares otherwise issuable under the Plan, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

  (b)
  Incentive Stock Options.

    Options granted under the Plan, which are intended to be Incentive Stock Options, shall be subject to the following additional terms and conditions:

    (i)
    All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

    (ii)
    If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

    (x)
    The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

    (y)
    The option exercise period shall not exceed five years from the date of grant.

    (iii)
    For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

Section 7. Stock Appreciation Rights

  (a)
  Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price of not less than the exercise price of the related Option.

  (b)
  An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

Section 8. Performance Shares

  (a)
  Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

  (b)
  The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

  (c)
  As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

  (a)
  Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

  (b)
  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10. Stock Units

  (a)
  Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules, as the Committee shall determine.

  (b)
  Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11. General Provisions Applicable to Awards

  (a)
  Documentation.    Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

  (b)
  Committee Discretion.    Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

  (c)
  Settlement.    The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

  (d)
  Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

  (e)
  Termination of Employment.    The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

  (f)
  Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

  (g)
  Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Award in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

  (h)
  Foreign Nationals.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan, as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

  (i)
  Amendment of Award.    The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12. Miscellaneous

  (a)
  No Right To Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b)
  No Rights As Shareholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

  (c)
  Effective Date.    The 1992 Equity Incentive Plan became effective on July 10, 1992. Subject to the approval of the stockholders of the Company, this Amended and Restated 1992 Equity Incentive Plan will be effective on November    , 1996. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

  (d)
  Amendment of Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Committee determines to be necessary or advisable.

  (e)
  Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the commonwealth of Massachusetts.

PROXY

EPIX MEDICAL, INC.

71 Rogers Street, Cambridge, Massachusetts 02142

PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
June 12, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 15, 2002 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 12, 2002 at the offices of EPIX Medical, Inc. (the "Company") located at 161 First Street, Cambridge, Massachusetts and hereby appoints Michael D. Webb, Stephen C. Knight and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, and at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

EPIX MEDICAL, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒ Please mark votes as in this example.

1.	Proposal to elect directors. Nominees: (01) Christopher F.O. Gabrieli (02) Michael D. Webb		2.	Proposal to amend the Company's Amended and Restated 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's Common Stock as to which awards may be granted under such plan by 500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHELD
	☐	☐
☐ ____________________________ For all nominees except as noted above
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.
Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, if a partnership, please sign in partnership name by authorized person.
Signature: _________________	Date: _______	Signature: _________________	Date: _______

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2002
PROXY STATEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
AMENDMENT TO AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EPIX MEDICAL, INC. Amended and Restated 1992 Equity Incentive Plan
PROXY
EPIX MEDICAL, INC.
71 Rogers Street, Cambridge, Massachusetts 02142
PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS June 12, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS